                      RESTRICTED STOCK PURCHASE AGREEMENT

     This Restricted Stock Purchase Agreement ("Agreement") is entered into as of ______________, 199__ between Serena Software International, a California corporation (the "Company"), and __________________ ("Purchaser").

                                   RECITALS

     Pursuant to the Company's 1997 Stock Option and Incentive Plan (the "Plan"), the committee established pursuant to the Plan (the "Committee") has determined to issue and sell to Purchaser, and Purchaser has agreed to purchase from the Company, shares of the Company's Common Stock (the "Shares") on the terms and conditions set forth below. The Plan is available for review by Purchaser at the Company's principal office.

     NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein, the parties hereby agree as follows:

1.   PURCHASE OF SHARES

     The Company hereby agrees to sell to Purchaser, and Purchaser hereby agrees to purchase from the Company, ___________ Shares at a price of $__________ per Share (the "Initial Per Share Price"), for an aggregate purchase price of $_______.

     In payment of the purchase price for the Shares, Purchaser will execute and deliver to the Company a recourse Promissory Note, in substantially the form of Exhibit A attached hereto, in the principal amount of $_______ (the "Purchase Note"). As security for its obligations under the Purchase Note, Purchaser will execute and deliver to the Company a Pledge Agreement in substantially the form of Exhibit B attached hereto (the "Pledge Agreement"). The Shares will be issued to Purchaser upon receipt by the Company of the Purchase Note and the Pledge Agreement, duly executed by Purchaser.

     The Shares will be represented by certificate no. _________, issued in the name of Purchaser and delivered to the Secretary of the Company pursuant to the Pledge Agreement.

2.   VESTING

     The Shares are subject to a right and obligation of repurchase by the Company at the Initial Per Share Price, which repurchase right for the Company (and forfeiture risk for Purchaser) lapses over time as set forth below. As the repurchase right lapses, the number of Shares which are then free of the repurchase right are referred to herein as "Vested Shares." Thus, as used herein, "Unvested Shares" means all Shares in which Purchaser has not acquired such a vested interest (free of the right to repurchase at the Initial Per Share Price) in accordance with the following provisions; and "Vested Shares" means all Shares in which Purchaser has acquired such a vested interest.

     One-fourth (25%) of the Shares (_______ Shares) shall become Vested Shares at midnight on the last day of _________, 199__ (the "Initial Vesting Date") if Purchaser is then employed by the Company; and the remaining three-fourths (75%) of the Shares (______ Shares) shall become Vested Shares in thirty-six (36) equal monthly installments, each occurring at midnight on the last day of each month commencing after the Initial Vesting Date if Purchaser is then employed by the Company, so that, assuming continued employment, all Shares will become Vested Shares at midnight on _______________________ (the "Vesting Termination Date"). Notwithstanding the foregoing, any Unvested Shares shall become Vested Shares immediately prior to the occurrence of any of the following events: (i) the sale of all or substantially all the assets of the Company; (ii) the occurrence of any one transaction or any series of related transactions which results in the transfer to any third party (or any affiliated group of third parties) of securities representing more than 50% of the voting power of the Company; (iii) the merger or other consolidation of the Company with any third party in which the Company is not the surviving entity; or (iv) any dissolution, liquidation or other termination of the Company.

     Vested and Unvested Shares shall also include any additional Distributed Securities, as set forth in Section 3.6.

     If application of the vesting percentages results in a vested fractional Share or a vested fractional Distributed Security, the entire Share or Distributed Security of which the fraction is a part shall be deemed to be a Vested Share or Vested Distributed Security.

     As used in this Section and Section 3 below, Purchaser shall be considered to be "employed" only so long as Purchaser qualifies as an employee for tax purposes. If Purchaser's status with the Company should change from that of an employee (whether full- or part-time) to that of an independent contractor, then Purchaser shall not be considered to be "employed" for purposes of this Section and Section 3 from and after the date of that change.

3.   REPURCHASE AND FIRST REFUSAL RIGHTS

     3.1.  REPURCHASE OBLIGATION - UNVESTED SHARES

     Upon the termination of Purchaser's employment by the Company, the Company shall have the right and obligation (the "Repurchase Obligation") to purchase and redeem from Purchaser or Purchaser's personal representative, as the case may be, all of the Shares (including Distributed Securities) which, at the date of such termination, were Unvested Shares.

     The purchase price (the "Redemption Price") for each of the Unvested Shares to be redeemed under the Repurchase Obligation shall be the Initial Per Share Price for each Unvested Share (exclusive of any Unvested Distributed Securities); provided that, upon the redemption of the Unvested Shares, any Unvested Distributed Securities will then also be redeemed without the payment of any additional consideration therefor. The Company will effect the redemption of any Unvested Shares by delivering to Purchaser (or Purchaser's legal representative), at the Company's option, either cash in the amount of the Redemption Price or written notice of the forgiveness of a portion of the principal balance of the Purchase Note equal to the Redemption Price, or a combination thereof.

     3.2.  REPURCHASE OPTION - VESTED SHARES

     Purchaser hereby grants the Company the right and option (the "Repurchase Option"), exercisable (as set forth below) at any time during the 90-day period following the date that Purchaser's employment by the Company is terminated, to purchase and redeem from Purchaser or Purchaser's personal representative, as the case may be, all or (at the discretion of the

Company) any number of the Shares (including Distributed Securities) which, at the date of such termination, were Vested Shares.

     The Repurchase Option will be exercisable by written notice delivered to Purchaser or Purchaser's personal representative, as the case may be, indicating the number of Vested Shares to be purchased and redeemed.

     The Redemption Price for any Vested Shares and/or any Vested Distributed Securities to be redeemed under the Repurchase Option shall be the Fair Market Value (as defined in the Plan) for such Shares and/or Distributed Securities as of the date of termination of Purchaser's employment. The Company will effect the redemption of any Vested Shares and/or Vested Distributed Securities by delivering to Purchaser (or Purchaser's legal representative) cash (and/or cancellation of indebtedness) in the amount of the Redemption Price.

     3.3.  RESTRICTIONS ON TRANSFER; RIGHT OF FIRST REFUSAL

     Purchaser will have no right, and agrees to take no action, to sell or otherwise transfer any Unvested Shares or Unvested Distributed Securities, and any attempted transfer of Unvested Shares or Unvested Distributed Securities, whether voluntarily, involuntarily, by operation of law or otherwise, shall constitute a breach of this Agreement by Purchaser and shall be void and of no force or effect. In addition, any Unvested Shares or Unvested Distributed Securities as to which any third party asserts ownership by way of transfer from Purchaser shall, in the hands of such third party (as successor to Purchaser), be subject to the Repurchase Obligation, so that the Company shall have the right and obligation to purchase and redeem all of such Unvested Shares and/or Unvested Distributed Securities on the same terms as are set forth in Section
3.1 with respect to Shares and/or Distributed Securities which were Unvested Shares or Unvested Distributed Securities on the date that Purchaser's employment by the Company is terminated.

     In addition to the Repurchase Obligation and the Repurchase Option, Purchaser hereby agrees that, if he shall make an offer to sell any Shares, or shall receive an offer to purchase any such Shares which he intends to accept, he shall give the Company notice of the intended sale (including the name of and other reasonably descriptive information about the prospective purchaser and the proposed price, terms and conditions of the proposed sale, including copies of any documents relating thereto) at least 60 days prior to the proposed closing of the sale. Upon receipt of the notice, the Company shall have a right of first refusal (the "First Refusal Right"), exercisable by notice delivered to Purchaser at any time during the 30-day period following receipt of such notice from Purchaser, to purchase and redeem the Shares subject to the proposed sale at the price (the "RFR Price") and on the terms and conditions of the proposed sale. If the Company shall fail to exercise the First Refusal Right, Purchaser will be free for a period of 90 days thereafter to sell any Vested Shares and/or Vested Distributed Securities described in the notice to the person identified in the notice (but to no other person), without further compliance with the First Refusal Right hereunder, at the RFR Price and on the terms and conditions set forth in the notice or at such other price or on such other terms and conditions no more favorable to the proposed purchaser than those set forth in the notice; provided that Purchaser may not effect any sale after such 90-day period to any person on any terms without again complying with the First Refusal Right provisions. Any purported sale of Shares covered by this subsection that is effected without compliance with the Company's First Refusal Right will be void and ineffective.

     Notwithstanding the foregoing, Purchaser shall have the right to transfer, by gift, free of the Company's First Refusal Right and the other restrictions of this Section 3.3, all or any portion of the Shares (i) directly or indirectly (through trust or otherwise) to, or for the benefit of, Purchaser's spouse or children, or (ii) to Purchaser's heirs, executors, personal representatives or other assigns as a result of Purchaser's death or incapacity; provided that a condition to any such transfer shall be that, prior to becoming the record owner of the transferred Shares, the transferee shall become a party to this Agreement (and the transferee's spouse, if any, shall execute a Spousal Consent in the form attached hereto as Exhibit D), so that the Shares in the hands of the such transferee shall remain subject to the Repurchase Obligation and the Repurchase Option and, with respect to any subsequent transfer, the First Refusal Right,.

     3.4.  CLOSING

     The closing of the redemption of Shares pursuant to the Repurchase Obligation, the Repurchase Option or the First Refusal Right (the "Closing") will be held at the offices of the Company or such other place mutually agreed upon by the parties, at a date mutually acceptable to the parties. In no event, however, will the Closing be set later than thirty (30) days following (i) the date of termination of employment (with respect to the Repurchase Obligation) or
(ii) the exercise of the Option or First Refusal Right, unless the parties mutually agree to a later date for the Closing.

     In consideration for payment of the Redemption Price or the RFR Price, as applicable, Purchaser or Purchaser's personal representative, as the case may be, shall deliver, or cause to be delivered, to the Company (or its assignees) the stock certificates evidencing the Shares being redeemed, together with a duly executed assignment separate from certificate and such other documents as are necessary to close the transaction. If such certificate(s) evidence both Shares being redeemed and Shares not being redeemed, the Company shall, at the Closing, issue and deliver a new certificate to Purchaser or his personal representative to evidence the Shares not being redeemed. Purchaser irrevocably appoints the Company as his attorney-in-fact, authorized at any time during the term of this Agreement to take any actions on behalf of Purchaser with respect to the purchase and redemption of Shares in compliance with the foregoing terms.

     3.5.  TERMINATION UPON IPO OR MERGER

     The First Refusal Right and the Repurchase Option shall terminate upon the closing of (i) an underwritten public offering of the Company's Common Stock made pursuant to an effective registration statement under the federal Securities Act of 1933 (the "1933 Act"), other than a registration relating solely to either a transaction under Rule 145 of the Securities and Exchange Commission or an employee benefit plan, or (ii) any merger or other transaction by which the Shares are exchanged for or converted into securities which are part of a class of securities which are listed for trading on an established securities exchange or otherwise participate in an active public securities market.

     3.6.  ADJUSTMENTS FOR CAPITAL CHANGES

     In the event the Company undertakes, without receipt of consideration, any stock dividend, stock split, recapitalization or other change affecting as a class the Company's outstanding stock of the same class as the Shares, then (i) any new, substituted or additional securities or other property which are, by reason of any such transaction, distributed with respect to the Shares (collectively, "Distributed Securities") shall be subject to the Repurchase Obligation, the Repurchase Option and the First Refusal Right, with any such Distributed Securities distributed with respect to Shares that are then Vested Shares being treated, for purposes of this Agreement, the same as Vested Shares, and any such Distributed Securities distributed with respect to Shares that are then Unvested Shares being treated, for purposes of this Agreement, the same as Unvested Shares, and (ii) Purchaser's ownership of such Distributed Securities which are to be treated the same as Unvested Shares will vest in accordance with the terms and conditions set forth in Section 2 at such rate as to permit full vesting by the Vesting Termination Date. All certificates representing any Distributed Securities shall be delivered to the Secretary of the Company to be held in accordance with the provisions of the Pledge Agreement. Distributed Securities which, under the foregoing provisions, are unvested or vested are sometimes referred to herein, respectively, as "Unvested Distributed Securities" and "Vested Distributed Securities"; and, when indicated by context, the terms "Shares," "Unvested Shares" and "Vested Shares" as used herein will include Distributed Securities as well as Shares.

     3.7.  CANCELLATION OF SHARES

     If the Company (or its assignees) shall make available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Shares to be redeemed in accordance with the provisions of this Section 3, then from and after such time, Purchaser shall no longer have any rights as a holder of such Shares (other than the right to receive payment of such consideration in accordance with this Agreement), and such Shares shall be deemed purchased in accordance with the applicable provisions hereof and the Company (or its assignees) shall be deemed the owner and holder of such shares, whether or not the certificates therefor have been delivered as required by this Agreement.

4.   SECURITIES LAW COMPLIANCE

     4.1.  INVESTMENT REPRESENTATIONS

     Purchaser hereby represents and warrants that:

     (a) He is aware of and familiar with the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach a knowledgeable and informed decision to acquire the Shares;

     (b) He and his representatives, if any, have such knowledge and experience in financial and business matters as may be necessary for him to evaluate the merits and risks of investment in the Shares;

     (c) He and his representatives, if any, have received all information and data with respect to the Company which he or his representatives have requested and deemed relevant in connection with the merits and risks of the investment in the Shares;

     (d) He understands that an investment in the Shares is speculative and that any possible profits therefrom are uncertain;

     (e) He is able to bear the economic risks of the investment in the Shares for an indefinite period of time; and

     (f) He is acquiring the Shares for his own account and not with a view to their resale or distribution.

     4.2.  EXEMPTION FROM REGISTRATION

     Purchaser acknowledges that the Shares have not been registered under the 1933 Act or qualified under any applicable state securities laws and are being issued to Purchaser in reliance upon the exemption from such registration and qualification provided by Rule 701 of the Securities and Exchange Commission for stock issuances under compensatory benefit contracts such as this Agreement and corresponding exemptions under applicable state securities laws.

     4.3.  RESTRICTED SECURITIES

     Purchaser hereby confirms that he has been informed that the Shares constitute restricted securities under the 1933 Act and may not be resold or transferred unless the Shares are first registered under the Federal securities laws and qualified under applicable state securities laws or unless an exemption from such registration and qualification is available. Accordingly, Purchaser hereby acknowledges that he is prepared to hold the Shares for an indefinite period and that he is aware that Rule 144 of the Securities and Exchange Commission issued under the 1933 Act is not presently available to exempt the sale of the Shares from the registration requirements of the 1933 Act.

     4.4.  DISPOSITION OF SHARES

     Purchaser hereby agrees to make no disposition of the Shares unless and until he (i) has notified the Company of the proposed disposition and provided a written summary of the terms and conditions of the proposed disposition; (ii) has complied with all requirements of this Agreement applicable to the disposition of the Shares; and (iii) has provided the Company with an opinion of counsel, in form and substance satisfactory to the Company, that (A) the proposed disposition does not require registration of the Shares under the 1933 Act or qualification under applicable state securities laws, or (B) all appropriate action necessary for compliance with such registration and/or qualification requirements, or for exemption from such requirements, has been taken.

     4.5.  RESTRICTIVE LEGENDS

     In order to reflect the restrictions on disposition of the Shares, the stock certificates for the Shares (including Distributed Securities) will be endorsed with restrictive legends substantially in the form of the following:

     "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

     "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN REPURCHASE RIGHTS HELD BY THE COMPANY OR ITS


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     ASSIGNEE(S), AS SET FORTH IN A RESTRICTED STOCK PURCHASE AGREEMENT BETWEEN
     THE COMPANY AND THE ORIGINAL HOLDER OF THESE SHARES, ALL OF WHICH RIGHTS AND RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SHARES. A COPY OF THE RESTRICTED STOCK PURCHASE AGREEMENT MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY."

     4.6.  LOCK-UP AGREEMENT

     If, in connection with an underwritten public offering of the Company's Common Stock made pursuant to an effective registration statement under the 1933 Act, the underwriter requires the Company's officers and directors to refrain from selling any of the Company's Common Stock for a designated period of time following the closing of the offering pursuant to reasonably standard "lock-up" provisions, Purchaser will agree to abide by the same lock-up provisions unless exempted therefrom by the underwriter at its discretion.

5.   SECTION 83(B) ELECTION

     Purchaser understands that under Section 83 of the Internal Revenue Code of 1986, as amended (the "Code"), the excess of the fair market value of the Shares on the date any forfeiture restrictions applicable to such shares lapse over the purchase price paid for such shares will be reportable as ordinary income at that time. For this purpose, the term "forfeiture restrictions" includes the right and obligation of the Company to redeem the Shares pursuant to the Repurchase Obligation provided under Section 3.1 of this Agreement. Purchaser understands, however, that Purchaser may elect to be taxed at the time the Shares are acquired hereunder, rather than when and as such Shares cease to be subject to such forfeiture restrictions, by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days after the date of this Agreement. Even if the fair market value of the Shares at the date of this Agreement equals the purchase price paid (and thus no tax is payable), the election must be made to avoid adverse tax consequences in the future. The form for making this election is attached as Exhibit C hereto. Purchaser understands that failure to make this filing within the 30-day period may result in the recognition of ordinary income by Purchaser as the forfeiture restrictions lapse. Purchaser acknowledges that he will reach his own determination with respect to all tax aspects of purchasing the Shares under the terms of this Agreement; that he has been advised by the Company to seek advice on the matter from his own tax advisors; and that he is not relying on the statements made above or any other information provided by the Company in deciding whether or not to file the election permitted under Section 83(b). PURCHASER ALSO ACKNOWLEDGES THAT IT IS PURCHASER'S SOLE RESPONSIBILITY, AND NOT THE COMPANY'S. TO FILE A TIMELY ELECTION UNDER SECTION 83(b), EVEN IF PURCHASER REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON PURCHASER'S BEHALF.

6.   GENERAL PROVISIONS

     6.1.  ASSIGNMENT

     If the Company does not wish or is not legally permitted to exercise the Repurchase Obligation, the Repurchase Option or the First Refusal Right, it may assign the right or obligation


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to any person or entity selected by the Company's Board of Directors, including, without limitation, one or more shareholders of the Company.

     6.2.  ENTIRE AGREEMENT

     This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes any and all prior agreements between the parties relating to such subject matter.

     6.3.  MODIFICATIONS

     This Agreement may be changed or modified only by an agreement in writing signed by both parties hereto.

     6.4.  SUCCESSORS AND ASSIGNS

     The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and Purchaser and his legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person shall have become a party to this Agreement and shall have agreed in writing to join and be bound by the terms and conditions hereof.

     6.5.  GOVERNING LAW

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of California as such laws are applied to agreements among California residents entered into and performed entirely within California.

     6.6.  SEVERABILITY

     If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect.

     6.7.  FURTHER ASSURANCES

     The parties will execute such further instruments and take such further action as may be reasonably necessary to carry out the intent of this Agreement.

     6.8.  NOTICES

     Any notices or other communications required or permitted hereunder shall be in writing and shall be deemed received by the recipient when delivered personally or, if mailed, five (5) days after the date of deposit in the United States mail, certified or registered, postage prepaid and addressed, in the case of the Company, to 500 Airport Boulevard, Suite 200, Burlingame, California 94010-1904, and in the case of Purchaser, to the address shown for Purchaser on the signature page hereof, or to such other address as either party may later specify by at least ten (10) days advance written notice delivered to the other party in accordance herewith.

     6.9.  CAPTIONS

     Section headings used in this Agreement are for convenience of reference only and shall not be considered a part of this Agreement.


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     6.10. NO WAIVER

     The failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of that provision, nor prevent that party thereafter from enforcing that provision or any other provision of this Agreement.

     6.11. INJUNCTIVE RELIEF

     Purchaser acknowledges that damages would be an inadequate remedy for breach of this Agreement and that the obligations of Purchaser hereunder may be enforced by the remedies of specific enforcement and injunctive relief.

     6.12. ENFORCEMENT

     If any action at law or in equity or any arbitration is brought to enforce or interpret the terms of this Agreement or to protect the rights obtained hereunder, the prevailing party shall be entitled to recover its reasonable attorneys' fees, costs and other expenses in addition to any other relief to which it may be entitled.

     6.13. SPOUSAL CONSENT

     Purchaser, if married, shall cause his spouse to execute a spousal consent to the provisions of this Agreement in substantially the form of Exhibit D hereto.

     6.14. COUNTERPARTS

     This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     6.15. NO EMPLOYMENT OR SERVICE CONTRACT

     Nothing in this Agreement shall confer upon Purchaser any right to continue in the service of the Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company or Purchaser to terminate the employment of Purchaser at any time, with or without cause.

     IN WITNESS WHEREOF, the Company and Purchaser have executed this Agreement, effective as of the day and year first above written.

COMPANY:                                    PURCHASER:

Serena Software International,
a California corporation                    -------------------------
                                            (Signature)

By:                                         Address:
    -----------------------------
      Richard A. Doerr, President
                                            -------------------------

                                            -------------------------

                                            -------------------------

                                                                      EXHIBIT A

                               PROMISSORY NOTE
                                (PURCHASE NOTE)

$_____________________                                         __________, 19__

     FOR VALUE RECEIVED, ___________________________ (the "Maker") promises to pay to the order of Serena Software International, a California corporation (the "Holder"), at the address set forth for the Holder on the signature page hereof, or such other place as the Holder may from time to time designate, in lawful money of the United States, the principal sum of _________________________ dollars ($_______________) plus interest thereon, as set forth below.

     This Note is delivered in consideration for the purchase by the Maker of certain shares (the "Shares") of the Common Stock of the Holder (the "Common Stock") pursuant to a Restricted Stock Purchase Agreement between the Maker and the Holder (the "Restricted Stock Purchase Agreement").

1.   INTEREST

     Interest on the principal balance of this Note outstanding from time to time shall accrue at a simple annual rate equal to the lesser of ____% [INSERT APPLICABLE FEDERAL RATE] or the highest nonusurious rate then permitted by applicable law.

2.   PAYMENT AT MATURITY

     This Note shall mature, and the entire outstanding principal balance of this Note and all accrued unpaid interest shall become due and payable, on the first to occur of the following: (i) the seventh (7th) anniversary of the date of this Note, (ii) at the option of the Holder, the first (1st) anniversary of the closing of (A) an underwritten public offering of the Common Stock made pursuant to an effective registration statement under the federal Securities Act of 1933, other than a registration relating solely to either a transaction under Rule 145 of the Securities and Exchange Commission or an employee benefit plan, or (B) any merger or other transaction by which the Shares are exchanged for or converted into securities which are part of a class of securities which are listed for trading on an established securities exchange or otherwise participate in an active public securities market, or (iii) the ninetieth (90th) day following the day that the Maker voluntarily terminates his employment (as defined in the Restricted Stock Purchase Agreement) with the Holder.

3.   PREPAYMENTS

     The Maker may prepay all or any portion of the principal sum and accrued interest of this Note at any time, or from time to time, without penalty and without first obtaining the consent of the Holder.

4.   APPLICATION OF PAYMENTS

     All payments made hereunder, whether at maturity or as prepayments, shall be applied first to any interest then accrued and unpaid, then to any other charges due with respect to this Note, and then to the reduction of principal.

5.   DEFAULT

     The Maker shall be in default under this Note if:

     (a) The Maker fails to make a payment of principal and/or interest hereunder when due or breaches any covenant or condition contained herein, which is not cured within ten (10) days after receipt of written notice thereof;

     (b) The Maker voluntarily files for or is adjudicated as bankrupt or insolvent, seeks or consents to the appointment of a receiver or trustee for itself or for all or any part of its property, files a petition seeking relief under the bankruptcy or similar laws of the United States or any state or any other competent jurisdiction, makes a general assignment for the benefit of creditors, or admits in writing its inability to pay its debts as they become due; or

     (c) A court of competent jurisdiction enters an order, judgment or decree appointing, without the consent of the Maker, a receiver or trustee for all or any part of its property or enters an order for relief or approves a petition filed against the Maker under the bankruptcy or similar laws of the United States or any state or other competent jurisdiction, and such order, judgment or decree remains in force undischarged or unstayed for a period of ninety (90) days.

6.   REMEDIES

     Upon the Maker's default, the Holder may (i) upon written notice to the Maker, declare the entire principal sum and all accrued and unpaid interest hereunder immediately due and payable, and (ii) exercise any and all of the remedies provided under applicable law. Failure to exercise the foregoing remedies upon any default by the Maker shall not constitute a waiver of the right to exercise the same or any other remedies at any subsequent time with respect to the same event or any other default.

7.   WAIVERS

     The Maker, and any endorsers or guarantors hereof, severally waive diligence, presentment, protest and demand and also notice of protest, demand, dishonor, acceleration, intent to accelerate and nonpayment of this Note, and expressly agree that this Note, or any payment hereunder, may be extended from time to time without notice, all without in any way affecting the liability of the Maker or any endorsers or guarantors hereof. The Holder may waive its right to require performance of or compliance with any term, covenant or condition of this Note only by express written waiver.

8.   NOTICES

     All notices hereunder must be in writing and shall be effective (i) if delivered by hand, upon delivery; or (ii) if sent by mail, upon the earlier of the date of receipt or five (5) business days after deposit in the mail, certified or registered, postage prepaid.

9.   TIME OF ESSENCE

     Time is of the essence with respect to all matters set forth in this Note.

10.  REPLACEMENT NOTE

     If this Note is destroyed, lost or stolen, the Maker will deliver a new note to the Holder on the same terms and conditions as this Note with a notation of the unpaid principal and accrued and unpaid interest in substitution of the prior Note. The Holder shall furnish to the Maker reasonable evidence that the Note was destroyed, lost or stolen and any indemnity that may be reasonably required by the Maker in connection with the replacement of this Note.

11.  ENFORCEMENT

     The Maker shall pay all costs, including, without limitation, reasonable attorneys' fees and costs, incurred by the Holder in collecting the sums due hereunder whether or not any legal action is actually filed, litigated or prosecuted to judgment of award. In the event of any action or legal proceeding concerning this Note or the enforcement of any rights hereunder, the Holder shall be entitled to receive, in addition to any other relief to which the Holder may be entitled, all legal and court costs and expenses, including reasonable attorneys' fees, incurred by the Holder in connection with such action.

12.  GOVERNING LAW; SEVERABILITY

     This Note shall be governed by and construed in accordance with the laws of State of California as applied to contracts entered into and to be performed entirely within that state. If any provision hereof is in conflict with any statute or rule of California or otherwise is unenforceable for any reason, then such provisions shall be deemed separable from and shall not invalidate any other provision of this Note.

13.  SUCCESSORS AND ASSIGNS

     The Holder may not sell, assign, pledge or otherwise transfer this Note without the prior written consent of the Maker, which will not be unreasonably withheld. The terms of this Note shall inure to the benefit of and bind the Maker and the Holder and their respective successors and permitted assigns.

14.  SECURITY; RECOURSE TO THE MAKER

     This Note is secured by a Pledge Agreement between the Maker, as pledgor, and the Holder, as secured party, of even date herewith. Notwithstanding such security, this Note constitutes a full recourse, personal obligation of the Maker.

     IN WITNESS WHEREOF, the Maker has caused this Note to be duly executed.

                                                 MAKER:

                                                 -------------------------
                                                 (Signature)

Address for Holder:

500 Airport Boulevard, Suite 200
Burlingame, California 94010-1904

                                                                      EXHIBIT B

                               PLEDGE AGREEMENT

     This Pledge Agreement is entered into as of __________, 19__, between ____________________ ("Pledgor") and Serena Software International, a California corporation (the "Secured Party").

                                   RECITALS

     In consideration of Pledgor's Promissory Note dated of even date herewith (the "Note"), the Secured Party has sold and issued to Pledgor __________ shares of the Secured Party's Common Stock (the "Shares") pursuant to the terms and conditions of a Restricted Stock Purchase Agreement between the Secured Party and Pledgor. Pledgor has agreed that repayment of the Note will be secured by the pledge of the Shares.

     NOW, THEREFORE, the parties agree as follows:

1.   CREATION OF SECURITY INTEREST

     Pursuant to the provisions of the California Commercial Code, Pledgor hereby grants to the Secured Party, and the Secured Party hereby accepts, a present security interest in the Shares as collateral to secure the payment of Pledgor's obligation to the Secured Party under the Note. Pledgor herewith delivers to the Secretary of the Secured Party stock certificate no.______, representing the Shares, issued in the name of Pledgor, to be held in pledge pursuant to the terms of this Agreement. For purposes of this Agreement, the Shares pledged hereby, together with any additional collateral pledged pursuant to Section 5, shall hereinafter be collectively referred to as the "Collateral."

2.   REPRESENTATIONS AND WARRANTIES

     Pledgor hereby represents and warrants to the Secured Party that Pledgor has the right to pledge the Collateral as provided herein. Pledgor further agrees not to grant or create, nor attempt to grant or create, any security interest, claim, lien, pledge or other encumbrance with respect to the Collateral until the entire principal sum and accrued interest due under the Note has been paid in full.

3.   RIGHTS ON DEFAULT

     In the event of default by Pledgor under the Note, the Secured Party and its assigns shall have full power to sell, assign and deliver the whole or any part of the Collateral at any broker's exchange or elsewhere, at public or private sale, at the option of the Secured Party or its assigns, in order to satisfy any part of the obligations of Pledgor now existing or hereinafter arising under the Note should payment of such obligations be in default. On any such public sale, the Secured Party or its assigns may purchase all or any part of the Collateral. In addition, at its sole option, the Secured Party may elect to retain the Collateral in satisfaction of Pledgor's obligation under the Note, in accordance with the provisions and procedures set forth in the California Commercial Code.

4.   ADDITIONAL REMEDIES

     The rights and remedies granted to the Secured Party herein upon default shall be in addition to all the rights, powers and remedies of the Secured Party under the California Commercial Code and applicable law, and such rights, powers and remedies shall be exercisable by the Secured Party with respect to all of the Collateral. The Secured Party's reasonable expenses of holding the Collateral, preparing it for resale or other disposition, and selling or otherwise disposing of the Collateral, including attorneys' fees and other legal expenses, will be deducted from the proceeds of any sale or other disposition and will be included in the amounts Pledgor must tender to redeem the Collateral. All rights, powers and remedies of the Secured Party shall be cumulative and not alternative. Any forbearance or failure or delay by the Secured Party in exercising any right, power or remedy hereunder shall not be deemed to be a waiver of any such right, power or remedy and any single or partial exercise of any such right, power or remedy hereunder shall not preclude the further exercise thereof.

5.   DIVIDENDS; VOTING

     All dividends hereinafter declared on or payable with respect to the Collateral during the term of this pledge (excluding only ordinary cash dividends, which shall be payable to Pledgor so long as Pledgor is not in default under the Note) shall be immediately delivered to the Secured Party to be held in pledge hereunder. Pledgor shall be entitled to receive cash dividends so long as Pledgor is not in default under the Note. Notwithstanding this Agreement, Pledgor shall be entitled to vote any shares comprising the Collateral, subject to any proxies granted by Pledgor.

6.   ADJUSTMENTS

     In the event that during the term of this pledge, any stock dividend, reclassification, readjustment, stock split or other change is declared or made with respect to the Collateral, or if warrants or any other rights, options or securities are issued in connection with the Collateral, all new, substituted and/or additional shares or other securities issued by reason of such change or by reason of the exercise of such warrants, rights, options or securities, shall be immediately pledged to the Secured Party to be held under the terms of this Agreement in the same manner as the Collateral is held hereunder.

7.   REDELIVERY OF COLLATERAL

     Upon payment in full of the entire principal sum and accrued interest due under the Note, the Secured Party shall immediately redeliver the Collateral pledged hereunder to Pledgor by release of the Collateral from the escrow, and this Agreement shall terminate. Upon request, the Secured Party will release a pro rata portion of the Collateral as set forth above if a partial payment of principal (plus all accrued interest) has been made under the Note.

8.   SUCCESSORS AND ASSIGNS

     This Agreement shall inure to the benefit of the respective heirs, personal representatives, successors and assigns of the parties hereto.

9.   GOVERNING LAW; SEVERABILITY

     This Agreement shall be governed by and construed in accordance with the laws of State of California as applied to contracts entered into and to be performed entirely within that state. If any provision hereof is in conflict with any statute or rule of California or otherwise is unenforceable for any reason, then such provisions shall be deemed separable from and shall not invalidate any other provision of this Agreement.

10.  MODIFICATION

     This Agreement shall not be amended without the written consent of both parties hereto.

11.  ENTIRE AGREEMENT

     This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings related to such subject matter.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

PLEDGOR:                                    SECURED PARTY:

                                            Serena Software International,
                                            a California corporation
-----------------------------
(Signature)

                                            By:
                                                -------------------------------
                                                Richard A. Doerr, President

                                                                      EXHIBIT C

                          SECTION 83(B) TAX ELECTION

     This statement is being made under Section 83(b) of the Internal Revenue Code, pursuant to Treasury Regulations Section 1.83-2.

 (1) The taxpayer who performed the services is:

     Name: ____________________________________________

     Address: _____________________________________________________________

     Taxpayer Identification. No.: _______________________

     Taxable Year: Calendar Year 199__.

 (2) The property with respect to which the election is being made is __________ shares of the common stock of Serena Software International, a California corporation (the "Company").

 (3) The property was issued on ____________________, 199__.

 (4) The property is subject to a repurchase right pursuant to which the issuer has the right, in the event that the taxpayer's employment with the issuer is terminated for any reason, to acquire the property at its original purchase price. The issuer's repurchase right lapses in installments over a period ending
_____________________________.

 (5) The fair market value at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is $_____ per share for the common stock.

 (6) The amount paid for such property is $_____ per share for the common stock.

 (7) A copy of this statement was furnished to the Company, for whom taxpayer rendered the services underlying the transfer of property.

 (8) This statement is executed as o ____________________, 199__.


-----------------------------               -------------------------
Taxpayer                                    Spouse (if any)

     This form must be filed with the Internal Revenue Service Center with which taxpayer files his/her Federal income tax returns. The filing must be made within 30 days after the execution date of the Restricted Stock Purchase Agreement.


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

                                                                      EXHIBIT D

                               SPOUSAL CONSENT

     I, ______________________________________, am the spouse of the person identified as "Purchaser" below, who signed the foregoing Restricted Stock Purchase Agreement. I have read and approve of the provisions of the Restricted Stock Purchase Agreement. I agree to be bound by and accept the provisions of the Restricted Stock Purchase Agreement in lieu of all other interests I may have in the shares subject thereto, whether the interest may be community property or otherwise.

     Executed on ____________________, 19__.


                                            ------------------------------
                                            [Signature]

Purchaser's Name:
                  --------------------------


                                       1